EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OCM PE HOLDINGS, L.P.

Date of Event Requiring Statement: February 21, 2014

Issuer Name and Ticker or Trading Symbol:   Pulse Electronics Corporation [ PULS ]

OCM PE HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Authorized Signatory

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Authorized Signatory

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Authorized Signatory

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Authorized Signatory

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	OCM Holdings I, LLC
Its:	General Partner

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director and Associate General Counsel

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Managing Director

OCM HOLDINGS I, LLC

Name:	Richard Ting
Title:	Managing Director and Associate General Counsel

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Managing Director

OAKTREE HOLDINGS, LLC

By:	Oaktree Capital Group, LLC
Its:	Managing Member

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Managing Director

OAKTREE CAPITAL GROUP, LLC

Name:	Richard Ting
Title:	Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director and Associate General Counsel

By:	/s/ Jay Ghiya
Name:	Jay Ghiya
Title:	Managing Director